UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2014
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders of Mylan Inc. (the “Company”) was held on April 11, 2014 to (i) elect thirteen directors, each for a term of one year; (ii) ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014; (iii) approve, on an advisory basis, the compensation of the Named Executive Officers of the Company; and (iv) consider a shareholder proposal to adopt a policy that the Chairman of the Board of Directors be an independent director.

As of February 20, 2014, the record date for the Annual Meeting, there were 371,861,985 shares of the Company's common stock, par value $0.50 per share (“Common Stock”), outstanding and entitled to vote. At the Annual Meeting, approximately 307,341,665 shares of Common Stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1 - Elect the following thirteen directors, each for a term of one year:

	For	Against	Abstain	Broker Non-Votes
Heather Bresch	268,509,677	5,999,558	2,293,689	30,538,741
Wendy Cameron	252,034,168	22,545,300	2,223,456	30,538,740
Hon. Robert J. Cindrich	267,193,437	7,319,817	2,289,666	30,538,745
Robert J. Coury	266,497,529	7,223,474	3,081,919	30,538,743
JoEllen Lyons Dillon	270,496,156	4,059,049	2,247,720	30,538,741
Neil Dimick, C.P.A.	247,290,230	24,237,977	5,274,716	30,538,742
Melina Higgins	270,211,788	4,293,115	2,298,023	30,538,740
Douglas J. Leech, C.P.A.	262,065,202	9,588,738	5,148,983	30,538,742
Rajiv Malik	268,427,878	6,119,288	2,255,758	30,538,741
Joseph C. Maroon, M.D.	264,213,551	10,291,854	2,297,515	30,538,745
Mark W. Parrish	253,857,900	20,687,103	2,257,921	30,538,741
Rodney L. Piatt, C.P.A.	249,234,885	22,404,611	5,163,428	30,538,741
Randall L. (Pete) Vanderveen, Ph.D., R.Ph.	268,635,572	5,827,344	2,340,006	30,538,743

Each director nominee received the affirmative vote of a majority of the votes cast and was therefore elected. Abstentions and broker non-votes were not considered votes cast and had no effect on the outcome of the vote.

Proposal No. 2 - Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014:

For	Against	Abstain	Broker Non-Votes
301,269,163	3,690,442	2,382,058	0

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed. Abstentions and broker non-votes were not considered votes cast and had no effect on the outcome of the vote.

Proposal No. 3 - Approve, on an advisory basis, the compensation of the Named Executive Officers of the Company:

For	Against	Abstain	Broker Non-Votes
163,734,531	107,771,817	5,296,564	30,538,753

The proposal received the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore passed. Abstentions and broker non-votes were not considered votes cast and had no effect on the outcome of the vote.

Proposal No. 4 - Consider a shareholder proposal to adopt a policy that the Chairman of the Board of Directors be an independent director:

For	Against	Abstain	Broker Non-Votes
95,920,458	177,946,211	2,936,240	30,538,755

The proposal failed to receive the affirmative vote of a majority of the votes cast by shareholders entitled to vote and therefore did not pass. Abstentions and broker non-votes were not considered votes cast and had no effect on the outcome of the vote.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date:	April 11, 2014	By:	/s/ John D. Sheehan
John D. Sheehan Executive Vice President and Chief Financial Officer